Exhibit 16.1

Deloitte & Touche LLP

Suite 1600

JPMorgan Chase Tower

2200 Ross Avenue

Dallas, Texas 75201-6778

Tel: (214) 840-7000

www.deloitte.com

Deloitte

& Touche

March 24, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Entrust, Inc.’s Form 8-K dated March 18, 2003, and have the following comments:

1.	We agree with the statements made in Item 4(a).

2.	We have no basis on which to agree or disagree with the statements made in Item 4(b).

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Suite 1600

JPMorgan Chase Tower

2200 Ross Avenue

Dallas, Texas 75201-6778

Tel: (214) 840-7000

www.deloitte.com

Deloitte

& Touche

March 18, 2003

Mr. David L. Thompson

Chief Financial Officer

Entrust, Inc.

One Hanover Park, Suite 800

16633 Dallas Parkway

Addison, TX 75001

Dear Mr. Thompson:

This is to confirm that the client-auditor relationship between Entrust, Inc. (Commission File No. 000-24733) and Deloitte & Touche LLP has ceased.

Yours truly,

/s/ Deloitte & Touche LLP

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W. Washington, D.C. 20549